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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-128805, 333-163006 and 333-177819) pertaining to the 2001 Stock Incentive Plan, the 2005 Stock Incentive Plan and the Genomic Health, Inc. Employee Stock Purchase Plan of Genomic Health, Inc., and the Registration Statement (Form S-3 No. 333-167868) of Genomic Health, Inc. of our reports dated March 15, 2013, with respect to the consolidated financial statements and schedule of Genomic Health, Inc., and the effectiveness of internal control over financial reporting of Genomic Health, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Redwood City, California
March 15, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM